Exhibit 99.1

1049 Camino Dos Rios Thousand Oaks, CA 91360-2362
NEWSRELEASE
TELEDYNE TECHNOLOGIES REPORTS
FOURTH QUARTER RESULTS

THOUSAND OAKS, Calif. – January 22, 2025 – Teledyne Technologies Incorporated (NYSE:TDY)

•Record quarterly sales of $1,502.3 million, an increase of 5.4% compared with last year
•Fourth quarter GAAP diluted earnings per share of $4.20 and record non-GAAP diluted earnings per share of $5.52
•Fourth quarter GAAP operating margin of 15.8% and fourth quarter non-GAAP operating margin of 22.7%
•Full year GAAP diluted earnings per share of $17.21 and record non-GAAP diluted earnings per share of $19.73
•Full year GAAP operating margin of 17.4% and full year non-GAAP operating margin of 22.0%
•Record full year cash from operations of $1,191.9 million and record free cash flow of $1,108.2 million
•Full year capital deployment of $1.1 billion for debt repayments, stock repurchases and acquisitions. Expect to deploy approximately $770 million on acquisitions in the first quarter of 2025
•Quarter-end Consolidated Leverage Ratio of 1.5x
•Recently completed acquisition of Micropac Industries, Inc. on December 30, 2024
•Announced pending acquisition of select aerospace and defense electronics businesses from Excelitas Technologies Corp.
•Issuing full year 2025 GAAP diluted earnings per share outlook of $17.70 to $18.20 and full year 2025 non-GAAP earnings per share outlook of $21.10 to $21.50, which includes Micropac but excludes Excelitas

Teledyne today reported fourth quarter 2024 net sales of $1,502.3 million, compared with net sales of $1,425.0 million for the fourth quarter of 2023, an increase of 5.4%. The fourth quarter of 2024 net sales included $17.3 million in incremental net sales from acquisitions. Net income attributable to Teledyne was $198.5 million ($4.20 diluted earnings per share) for the fourth quarter of 2024, compared with $323.1 million ($6.75 diluted earnings per share) for the fourth quarter of 2023, a decrease of 38.6%. The fourth quarter of 2024 included $49.7 million of pretax acquired intangible asset amortization expense, $52.5 million of pretax, non-cash trademark impairments, $1.5 million of pretax transaction and integration costs and $16.6 million of income tax benefits from FLIR acquisition-related tax matters. Excluding these items, non-GAAP net income attributable to Teledyne for the fourth quarter of 2024 was $260.9 million ($5.52 diluted earnings per share). The fourth quarter of 2023 included $48.6 million of pretax acquired intangible asset amortization expense, $3.0 million of pretax transaction and integration costs and $102.2 million of income tax benefits from FLIR acquisition-related tax matters. Excluding these items, non-GAAP net income attributable to Teledyne for the fourth quarter of 2023 was $260.5 million ($5.44 diluted earnings per share). Operating margin was 15.8% for the fourth quarter of 2024 compared with 19.1% for the fourth quarter of 2023. Excluding the items discussed above, non-GAAP operating margin was 22.7% for both the fourth quarter of 2024 and 2023.

“In the fourth quarter, we achieved all-time record sales and non-GAAP earnings per share,” said Robert Mehrabian, Executive Chairman. “Year-over-year growth accelerated, as our shorter-cycle businesses improved throughout 2024 coupled with strong demand in our longer cycle defense, space, and energy businesses. Given our record free cash flow in 2024, we ended the year with very low leverage despite $1.1 billion of capital deployment. We successfully closed the Micropac acquisition at the beginning of fiscal 2025, and we expect the completion of the Excelitas carve-out transaction in the first quarter. We begin 2025 optimistic about our performance and business portfolio; nevertheless, we remain vigilant given the strong U.S. dollar and unpredictable geopolitical environment.”
Full Year
Full year net sales for 2024 were $5,670.0 million, compared with $5,635.5 million for 2023, an increase of 0.6%. Net income attributable to Teledyne was $819.2 million ($17.21 diluted earnings per share) for fiscal year 2024, compared with $885.7 million ($18.49 diluted earnings per share) for fiscal year 2023, a decrease of 7.5%.
Full year 2024 net sales included $49.4 million in incremental net sales from acquisitions. The full year of 2024 included $198.0 million of pretax acquired intangible asset amortization expense, $8.4 million of pretax transaction and integration costs, $52.5 million of pretax, non-cash trademark impairments and $77.8 million of income tax benefits from FLIR acquisition-related tax matters. Excluding these items, non-GAAP net income attributable to Teledyne for the full year of 2024 was $939.2 million ($19.73 diluted earnings per share). The full year of 2023 included $196.7 million of pretax acquired intangible asset amortization expense, $8.8 million of pretax transaction and integration costs and $100.5 million of income tax benefits from FLIR acquisition-related tax matters. Excluding these items, non-GAAP net income attributable to Teledyne for the full year of 2023 was $943.3 million ($19.69 diluted earnings per share). Operating margin was 17.4% for 2024, compared with 18.4% for 2023. Excluding the items discussed above, non-GAAP operating margin was 22.0% for both 2024 and 2023.
Full year 2024 income tax expense included $77.8 million of income tax benefits from FLIR acquisition-related tax matters as well as $12.7 million of income tax benefits related to share-based accounting. Full year 2023 income tax expense included $100.5 million of income tax benefits from FLIR acquisition-related tax matters as well as $20.1 million of income tax benefits related to share-based accounting.
In the fourth quarter of 2024, Teledyne completed its annual impairment testing of goodwill and indefinite-lived intangibles assets. As a result of the testing, the company recorded pretax, non-cash impairment charges of $52.5 million related to indefinite-lived trademarks.
Review of Operations
Comparisons are with the fourth quarter of 2023, unless noted otherwise.
Digital Imaging
The Digital Imaging segment’s fourth quarter 2024 net sales were $822.2 million, compared with $802.5 million, an increase of 2.5%. Operating income was $90.8 million for the fourth quarter of 2024, compared with $134.3 million, a decrease of 32.4%. The fourth quarter of 2024 included $1.5 million of pretax transaction and integration costs compared with $3.0 million. Acquired intangible amortization expense for the fourth quarter of 2024 was $46.1 million compared with $44.9 million. In the fourth quarter of 2024, Teledyne recorded a $49.5 million pretax, non-cash trademark impairment. Excluding these items, non-GAAP operating income for the fourth quarter of 2024 was $187.9 million, compared with $182.2 million, an increase of 3.1%.
The fourth quarter of 2024 net sales increased primarily due to higher sales of unmanned air systems, surveillance systems, and commercial infrared imaging systems partially offset by lower sales of X-ray products, industrial automation imaging systems, and unmanned ground systems. The fourth quarter of 2024 also included $12.2 million of incremental sales from a recent acquisition. The decrease in operating income was primarily due to a $49.5 million pretax, non-cash trademark impairment recorded in the fourth quarter of 2024.

Instrumentation
The Instrumentation segment’s fourth quarter 2024 net sales were $368.9 million, compared with $335.2 million, an increase of 10.1%. Operating income was $100.8 million for the fourth quarter of 2024, compared with $90.7 million, an increase of 11.1%. In the fourth quarter of 2024, Teledyne recorded a $3.0 million pretax, non-cash trademark impairment.
The fourth quarter of 2024 net sales increase resulted from a $29.9 million increase in sales of marine instrumentation primarily due to stronger offshore energy and defense markets, a $1.9 million increase in sales of electronic test and measurement instrumentation as well as a $1.9 million increase in sales of environmental instrumentation. The fourth quarter of 2024 also included $5.1 million of incremental sales from recent acquisitions. The increase in operating income primarily reflected the impact of higher marine instrumentation sales as well as favorable marine instrumentation product mix and improved marine instrumentation margins.
Aerospace and Defense Electronics
The Aerospace and Defense Electronics segment’s fourth quarter 2024 net sales were $196.5 million, compared with $184.0 million, an increase of 6.8%. Operating income was $56.4 million for the fourth quarter of 2024, compared with $50.0 million, an increase of 12.8%.
The fourth quarter of 2024 net sales reflected higher sales of $15.3 million for defense electronics, partially offset by lower sales of $2.8 million for aerospace electronics. The increase in operating income primarily reflected the impact of higher sales and favorable product mix.
Engineered Systems
The Engineered Systems segment’s fourth quarter 2024 net sales were $114.7 million, compared with $103.3 million, an increase of 11.0%. Operating income was $9.8 million for the fourth quarter of 2024, compared with $12.3 million, a decrease of 20.3%.
The fourth quarter of 2024 net sales reflected higher sales of $11.3 million for engineered products and $0.1 million for energy systems. The higher sales for engineered products primarily reflected increased sales from electronic manufacturing services products. The decrease in operating income included $2.9 million of unfavorable contract estimate changes related to electronic manufacturing services products.
Additional Financial Information
Cash Flow
Cash provided by operating activities was $332.4 million for the fourth quarter of 2024 compared with $164.4 million, with the increase driven primarily by lower income tax payments in the fourth quarter of 2024. In the prior year, the Internal Revenue Service (“IRS”) announcements related to the California floods postponed approximately $139 million of Teledyne’s second and third quarter 2023 U.S. federal income tax payments, which the Company paid in the fourth quarter of 2023. Depreciation and amortization expense for the fourth quarter of 2024 was $77.1 million compared with $77.4 million. Stock-based compensation expense for the fourth quarter of 2024 was $7.7 million compared with $8.0 million.
Capital expenditures for the fourth quarter of 2024 were $29.0 million compared with $40.2 million, with the decrease related to timing of capital projects. Teledyne received $21.4 million from the exercise of stock options in the fourth quarter of 2024 compared with $18.2 million.
During the fourth quarter and full year of 2024, the Company repurchased approximately 47.9 thousand shares for $21.4 million, and 885.3 thousand shares for $353.9 million, respectively.
As of December 29, 2024, net debt was $1,999.2 million which is calculated as total debt of $2,649.0 million, net of cash and cash equivalents of $649.8 million. As of December 31, 2023, net debt was $2,596.6 million representing total debt of $3,244.9 million, net of cash and cash equivalents of $648.3 million.
As of December 29, 2024, $1.17 billion was available under the $1.20 billion credit facility, after reductions of $29.3 million in outstanding letters of credit.

	Fourth Quarter		Total Year
Free Cash Flow	2024	2023	2024	2023
Cash provided by operating activities	$332.4	$164.4	$1,191.9	$836.1
Capital expenditures for property, plant and equipment	(29.0)	(40.2)	(83.7)	(114.9)
Free cash flow	$303.4	$124.2	$1,108.2	$721.2
Income Taxes
The effective tax rate for the fourth quarter of 2024 was 11.7%. The fourth quarter of 2024 included certain income tax benefits of $30.2 million compared with $123.4 million, with the benefits in both years primarily due to FLIR acquisition-related tax matters.
Other
Corporate expense was $20.7 million for the fourth quarter of 2024 compared with $15.8 million. Non-service retirement benefit income was $2.6 million for the fourth quarter of 2024 compared with $3.1 million. Interest expense, net of interest income, was $13.7 million for the fourth quarter of 2024 compared with $15.6 million, with the decrease due to reduced outstanding borrowings compared to the fourth quarter of 2023.
Outlook
Based on its current outlook, which includes Micropac but excludes Excelitas, the company’s management believes that first quarter 2025 GAAP diluted earnings per share will be in the range of $3.90 to $4.04 and full year 2025 GAAP diluted earnings per share will be in the range of $17.70 to $18.20. The company’s management further believes that first quarter 2025 non-GAAP diluted earnings per share will be in the range of $4.80 to $4.90 and full year 2025 non-GAAP diluted earnings per share will be in the range of $21.10 to $21.50. The non-GAAP outlook excludes acquired intangible asset amortization as well as acquisition and integration costs.
Use of Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). We supplement the reporting of our financial results determined under GAAP with certain non-GAAP financial measures. The non-GAAP financial measures presented provides management, financial analysts, and investors with additional useful information in evaluating the performance of the company. The non-GAAP financial measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Further details on reasons that we use non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included following our GAAP financial statements.

Forward-Looking Statements Cautionary Notice
This earnings release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, with respect to management’s beliefs about the financial condition, results of operations, acquisitions and product synergies, integration costs, tax matters and businesses of Teledyne in the future. Forward-looking statements involve risks and uncertainties, are based on the current expectations of the management of Teledyne and are subject to uncertainty and changes in circumstances.
The forward-looking statements contained herein may include statements relating to sales, sales growth, stock-based compensation expense, tax rates, anticipated capital expenditures, stock repurchases, product developments, completion of acquisitions and other strategic options. Forward-looking statements generally are accompanied by words such as “projects”, “intends”, “expects”, “anticipates”, “targets”, “estimates”, “will” and words of similar import that convey the uncertainty of future events or outcomes. All statements made in this communication that are not historical in nature should be considered forward-looking. By its nature, forward-looking information is not a guarantee of future performance or results and involves risks and uncertainties because it relates to events and depends on circumstances that will occur in the future.
Actual results could differ materially from these forward-looking statements. Many factors could change anticipated results, including: changes in relevant tax and other laws; foreign currency exchange risks; rising interest rates; risks associated with indebtedness, as well as our ability to reduce indebtedness and the timing thereof; the impact of policies of the new Presidential Administration, especially with respect to new and higher tariffs, cutbacks in the funding of government agencies and programs, and the scaling back of environmental and green energy policies; the impact of semiconductor and other supply chain shortages; higher inflation, including wage competition and higher shipping costs; labor shortages and competition for skilled personnel; the inability to develop and market new competitive products; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with GAAP and related standards; disruptions in the global economy; the ongoing conflict in Israel and neighboring regions, including related protests, attacks on defense contractors and suppliers and the disruption to global shipping routes; the ongoing conflict between Russia and Ukraine, including the impact to energy prices and availability, especially in Europe; customer and supplier bankruptcies; changes in demand for products sold to the defense electronics, instrumentation, digital imaging, energy exploration and production, commercial aviation, semiconductor and communications markets; funding, continuation and award of government programs; cuts to defense spending resulting from existing and future deficit reduction measures or changes to U.S. and foreign government spending and budget priorities triggered by inflation, rising interest costs, and economic conditions; the imposition and expansion of, and responses to, trade sanctions and tariffs; the continuing review and resolution of FLIR’s trade compliance and tax matters; escalating economic and diplomatic tension between China and the United States; threats to the security of our confidential and proprietary information, including cybersecurity threats; risks related to artificial intelligence; natural and man-made disasters, including those related to or intensified by climate change; and our ability to achieve emission reduction targets and decrease our carbon footprint. Lower oil and natural gas prices, as well as instability in the Middle East or other oil producing regions, and new regulations or restrictions relating to energy production, including those implemented in response to climate change, could further negatively affect our businesses that supply the oil and gas industry. Weakness in the commercial aerospace industry negatively affects the markets of our commercial aviation businesses. Lower aircraft production rates at Boeing or Airbus could result in reduced sales of our commercial aerospace products. In addition, financial market fluctuations affect the value of the company’s pension assets. Changes in the policies of U.S. and foreign governments, including economic sanctions or in regard to support for Ukraine, could result, over time, in reductions or realignment in defense or other government spending and further changes in programs in which the company participates.
While the company’s growth strategy includes possible acquisitions, we cannot provide any assurance as to when, if or on what terms any acquisitions will be made. Acquisitions involve various inherent risks, such as, among others, our ability to integrate acquired businesses, retain key management and customers and achieve identified financial and operating synergies. There are additional risks associated with acquiring, owning and operating businesses internationally, including those arising from U.S. and foreign government policy changes or actions and exchange rate fluctuations.

Additional factors that could cause results to differ materially from those described above can be found in Teledyne’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are on file with the U.S. Securities and Exchange Commission (“SEC”) and available in the “Investors” section of Teledyne’s website, teledyne.com, under the heading “Investor Information” and in other documents Teledyne files with the SEC.
All forward-looking statements speak only as of the date they are made and are based on information available at that time. Teledyne assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.
A live webcast of Teledyne’s fourth quarter earnings conference call will be held at 11:00 a.m. (Eastern) on Wednesday, January 22, 2025. To access the call, go to www.teledyne.com/investors/events-and-presentations approximately ten minutes before the scheduled start time. A replay will also be available for one month starting at 12:00 p.m. (Eastern) on Wednesday, January 22, 2025.

Contact:	Jason VanWees
(805) 373-4542

TELEDYNE TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE FOURTH QUARTER AND YEAR ENDED
DECEMBER 29, 2024 AND DECEMBER 31, 2023
(Unaudited - in millions, except per share amounts)

	Fourth Quarter	Fourth Quarter	Total Year	Total Year
	2024	2023	2024	2023
Net sales	$1,502.3	$1,425.0	$5,670.0	$5,635.5
Costs and expenses:
Costs of sales	859.6	801.9	3,235.2	3,196.1
Selling, general and administrative (a)	355.9	303.0	1,247.7	1,208.3
Acquired intangible asset amortization	49.7	48.6	198.0	196.7
Total costs and expenses	1,265.2	1,153.5	4,680.9	4,601.1
Operating income (loss)	237.1	271.5	989.1	1,034.4
Interest and debt income (expense), net	(13.7)	(15.6)	(57.9)	(77.3)
Gain (loss) on debt extinguishment	—	—	—	1.6
Non-service retirement benefit income (expense), net	2.6	3.1	10.8	12.4
Other income (expense), net	(0.4)	(4.8)	(4.1)	(12.2)
Income (loss) before income taxes	225.6	254.2	937.9	958.9
Provision (benefit) for income taxes (b)	26.5	(69.3)	117.2	72.3
Net income (loss) including noncontrolling interest	199.1	323.5	820.7	886.6
Less: Net income (loss) attributable to noncontrolling interest	0.6	0.4	1.5	0.9
Net income (loss) attributable to Teledyne	$198.5	$323.1	$819.2	$885.7

Diluted earnings per common share	$4.20	$6.75	$17.21	$18.49

Weighted average diluted common shares outstanding	47.3	47.9	47.6	47.9
(a) The fourth quarter and full year of 2024 includes pretax, non-cash impairment charges of $52.5 million related to indefinite-lived trademarks.
(b) The fourth quarter and full year of 2024 includes income tax benefits from FLIR acquisition-related tax matters of $16.6 million and $77.8 million, respectively. The fourth quarter and full year of 2023 includes income tax benefits from FLIR acquisition-related tax matters of $102.2 million and $100.5 million, respectively.
This condensed consolidated financial statements were prepared in accordance with GAAP.

TELEDYNE TECHNOLOGIES INCORPORATED
SUMMARY OF SEGMENT NET SALES AND OPERATING INCOME
FOR THE FOURTH QUARTER AND YEAR ENDED
DECEMBER 29, 2024 AND DECEMBER 31, 2023
(Unaudited - $ in millions)

	Fourth Quarter	Fourth Quarter	% Change	Total Year	Total Year	% Change
	2024	2023		2024	2023
Net sales:
Digital Imaging	$822.2	$802.5	2.5%	$3,070.8	$3,144.1	(2.3)%
Instrumentation	368.9	335.2	10.1%	1,382.6	1,326.2	4.3%
Aerospace and Defense Electronics	196.5	184.0	6.8%	776.8	726.5	6.9%
Engineered Systems	114.7	103.3	11.0%	439.8	438.7	0.3%
Total net sales	$1,502.3	$1,425.0	5.4%	$5,670.0	$5,635.5	0.6%
Operating income (loss):
Digital Imaging (a)	$90.8	$134.3	(32.4)%	$442.0	$517.4	(14.6)%
Instrumentation (a)	100.8	90.7	11.1%	370.3	338.3	9.5%
Aerospace and Defense Electronics	56.4	50.0	12.8%	221.7	199.6	11.1%
Engineered Systems	9.8	12.3	(20.3)%	32.9	44.7	(26.4)%
Corporate expense	(20.7)	(15.8)	31.0%	(77.8)	(65.6)	18.6%
Operating income (loss)	237.1	271.5	(12.7)%	989.1	1,034.4	(4.4)%
Interest and debt income (expense), net	(13.7)	(15.6)	(12.2)%	(57.9)	(77.3)	(25.1)%
Gain (loss) on debt extinguishment	—	—	—%	—	1.6	(100.0)%
Non-service retirement benefit income (expense), net	2.6	3.1	(16.1)%	10.8	12.4	(12.9)%
Other income (expense), net	(0.4)	(4.8)	(91.7)%	(4.1)	(12.2)	(66.4)%
Income (loss) before income taxes	225.6	254.2	(11.3)%	937.9	958.9	(2.2)%
Provision (benefit) for income taxes (b)	26.5	(69.3)	(138.2)%	117.2	72.3	62.1%
Net income (loss) including noncontrolling interest	199.1	323.5	(38.5)%	820.7	886.6	(7.4)%
Less: Net income (loss) attributable to noncontrolling interest	0.6	0.4	50.0%	1.5	0.9	66.7%
Net income (loss) attributable to Teledyne	$198.5	$323.1	(38.6)%	$819.2	$885.7	(7.5)%
(a) The fourth quarter and full year of 2024 includes pretax, non-cash impairment charges of $52.5 million related to indefinite-lived trademarks, with $49.5 million recorded within Digital Imaging and $3.0 million recorded within Marine Instrumentation.
(b) The fourth quarter and full year of 2024 includes income tax benefits from FLIR acquisition-related tax matters of $16.6 million and $77.8 million, respectively. The fourth quarter and full year of 2023 includes income tax benefits from FLIR acquisition-related tax matters of $102.2 million and $100.5 million, respectively.
This condensed consolidated financial statements were prepared in accordance with GAAP.

TELEDYNE TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	December 29, 2024	December 31, 2023
	(Unaudited)
ASSETS
Cash and cash equivalents	$649.8	$648.3
Accounts receivable and unbilled receivables, net	1,213.2	1,202.1
Inventories, net	914.4	917.7
Prepaid expenses and other current assets	167.2	213.3
Total current assets	2,944.6	2,981.4
Property, plant and equipment, net	745.2	777.0
Goodwill and acquired intangible assets, net	10,003.4	10,280.9
Prepaid pension assets	227.6	203.3
Other assets, net	279.7	285.3
Total assets	$14,200.5	$14,527.9
LIABILITIES AND EQUITY
Accounts payable	$416.4	$384.7
Accrued liabilities	844.9	781.3
Current portion of long-term debt	0.3	600.1
Total current liabilities	1,261.6	1,766.1
Long-term debt, net of current portion	2,648.7	2,644.8
Other long-term liabilities	734.8	891.2
Total liabilities	4,645.1	5,302.1
Redeemable noncontrolling interest	6.0	4.6
Total stockholders’ equity	9,549.4	9,221.2
Total liabilities and equity	$14,200.5	$14,527.9
This condensed consolidated financial statements were prepared in accordance with GAAP.

TELEDYNE TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FOURTH QUARTER AND YEAR ENDED
DECEMBER 29, 2024 AND DECEMBER 31, 2023
(Unaudited - $ in millions, except per share amounts)

	Fourth Quarter 2024			Fourth Quarter 2023
	Income (loss) before income taxes	Net (loss) income attributable to Teledyne	Diluted earnings per common share	Income (loss) before income taxes	Net (loss) income attributable to Teledyne	Diluted earnings per common share
GAAP	$225.6	$198.5	$4.20	$254.2	$323.1	$6.75
Adjusted for specified items:
Transaction and integration costs	1.5	1.0	0.02	3.0	2.3	0.05
Non-cash trademark impairments	52.5	40.0	0.85	—	—	—
Acquired intangible asset amortization	49.7	38.0	0.80	48.6	37.3	0.77
FLIR acquisition-related tax matters	—	(16.6)	(0.35)	—	(102.2)	(2.13)
Non-GAAP	$329.3	$260.9	$5.52	$305.8	$260.5	$5.44

	Total Year 2024			Total Year 2023
	Income (loss) before income taxes	Net (loss) income attributable to Teledyne	Diluted earnings per common share	Income (loss) before income taxes	Net (loss) income attributable to Teledyne	Diluted earnings per common share
GAAP	$937.9	$819.2	$17.21	$958.9	$885.7	$18.49
Adjusted for specified items:
Transaction and integration costs	8.4	6.4	0.13	8.8	6.8	0.14
Non-cash trademark impairments	52.5	40.0	0.84	—	—	—
Acquired intangible asset amortization	198.0	151.4	3.18	196.7	151.3	3.16
FLIR acquisition-related tax matters	—	(77.8)	(1.63)	—	(100.5)	(2.10)
Non-GAAP	$1,196.8	$939.2	$19.73	$1,164.4	$943.3	$19.69

	Fourth Quarter 2024		Fourth Quarter 2023
	Operating income (loss)	Operating margin	Operating income (loss)	Operating margin
GAAP	$237.1	15.8%	$271.5	19.1%
Adjusted for specified items:
Transaction and integration costs	1.5		3.0
Non-cash trademark impairments	52.5		—
Acquired intangible asset amortization	49.7		48.6
Non-GAAP	$340.8	22.7%	$323.1	22.7%

	Total Year 2024		Total Year 2023
	Operating income (loss)	Operating margin	Operating income (loss)	Operating margin
GAAP	$989.1	17.4%	$1,034.4	18.4%
Adjusted for specified items:
Transaction and integration costs	8.4		8.8
Non-cash trademark impairments	52.5		—
Acquired intangible asset amortization	198.0		196.7
Non-GAAP	$1,248.0	22.0%	$1,239.9	22.0%

TELEDYNE TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - in millions)

	Fourth Quarter 2024
	GAAP Operating Income (loss)	Acquired intangible asset amortization	Non-cash trademark impairments	Transaction and integration costs	Non-GAAP Operating Income (loss)
Digital Imaging	$90.8	$46.1	$49.5	$1.5	$187.9
Instrumentation	100.8	3.4	3.0	—	107.2
Aerospace and Defense Electronics	56.4	0.2	—	—	56.6
Engineered Systems	9.8	—	—	—	9.8
Corporate expense	(20.7)	—	—	—	(20.7)
Total	$237.1	$49.7	$52.5	$1.5	$340.8

	Fourth Quarter 2023
	GAAP Operating Income (loss)	Acquired intangible asset amortization	Transaction and integration costs	Non-GAAP Operating Income (loss)
Digital Imaging	$134.3	$44.9	$3.0	$182.2
Instrumentation	90.7	3.5	—	94.2
Aerospace and Defense Electronics	50.0	0.2	—	50.2
Engineered Systems	12.3	—	—	12.3
Corporate expense	(15.8)	—	—	(15.8)
Total	$271.5	$48.6	$3.0	$323.1

	Total Year 2024
	GAAP Operating Income (loss)	Acquired intangible asset amortization	Non-cash trademark impairments	Transaction and integration costs	Non-GAAP Operating Income (loss)
Digital Imaging	$442.0	$183.3	$49.5	$8.4	$683.2
Instrumentation	370.3	13.9	3.0	—	387.2
Aerospace and Defense Electronics	221.7	0.8	—	—	222.5
Engineered Systems	32.9	—	—	—	32.9
Corporate expense	(77.8)	—	—	—	(77.8)
Total	$989.1	$198.0	$52.5	$8.4	$1,248.0

	Total Year 2023
	GAAP Operating Income (loss)	Acquired intangible asset amortization	Transaction and integration costs	Non-GAAP Operating Income (loss)
Digital Imaging	$517.4	$181.7	$8.8	$707.9
Instrumentation	338.3	14.2	—	352.5
Aerospace and Defense Electronics	199.6	0.8	—	200.4
Engineered Systems	44.7	—	—	44.7
Corporate expense	(65.6)	—	—	(65.6)
Total	$1,034.4	$196.7	$8.8	$1,239.9

TELEDYNE TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - in millions, except per share amounts)

	December 29, 2024	December 31, 2023
Current portion of long-term debt	$0.3	$600.1
Long-term debt	2,648.7	2,644.8
Total debt - non-GAAP	2,649.0	3,244.9
Less cash and cash equivalents	(649.8)	(648.3)
Net debt - non-GAAP	$1,999.2	$2,596.6

	First Quarter 2025		Total Year 2025
	Low	High	Low	High
GAAP Diluted Earnings Per Common Share Outlook	$3.90	$4.04	$17.70	$18.20
Adjusted for specified items:
Transaction and integration costs	$0.07	$0.05	$0.07	$0.05
Acquired intangible asset amortization	$0.83	$0.81	$3.33	$3.25
Non-GAAP Diluted Earnings Per Common Share Outlook	$4.80	$4.90	$21.10	$21.50

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, and to aid in comparability with our competitors, investors and financial analysts may wish to consider the impact of certain items resulting from our acquisitions which have an infrequent or non-recurring impact on operations or assist in understanding our operations pre-acquisition. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management, investors and financial analysts with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain expenses and benefits. Management believes these non-GAAP financial measures also provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. The company’s diluted earnings per common share outlook guidance is also presented on a non-GAAP basis.
The non-GAAP financial measures are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. The non-GAAP financial measures are also used by our management to evaluate our operating performance and benchmark our results against our historical performance and the performance of our peers.
Our non-GAAP measures are as follows:
Non-GAAP income before income taxes, net income and diluted earnings per common share
These non-GAAP measures provided a supplemental view of income before taxes, net income, and diluted earnings per common share. These non-GAAP measures exclude certain acquisition and integration-related costs, acquired intangible asset amortization, the remeasurement of deferred taxes related to acquired intangible assets due to changes in tax laws, and the tax benefits or costs related to the settlement or other resolution of the FLIR tax reserves. We also adjust for any post-acquisition interest on certain income tax reserves related to FLIR. We adjust for any income tax impact related to these items to take into account the tax treatment and related tax rate and changes in tax rates that apply to each adjustment in the applicable tax jurisdiction. Generally, this results in the tax impact at the U.S. marginal tax rate for certain adjustments, including the majority of amortization of intangible assets, whereas the tax impact of other adjustments, including transaction expenses, depend on whether the amounts are deductible in the respective tax jurisdictions and the applicable tax rates in those jurisdictions. We believe these measures provide investors and management with additional means to understand and evaluate the operating results of our business by adjusting for certain expenses and benefits and present an alternative view of our performance compared to prior periods.
Non-GAAP operating income and operating margin
We define non-GAAP operating margin as non-GAAP operating income divided by net sales. These non-GAAP measures exclude certain acquisition and integration-related costs and acquired intangible asset amortization. We believe these measures provide investors and management with additional means to understand and evaluate the operating results of our business by adjusting for certain expenses and other items and present an alternative view of our performance compared to prior periods.

Non-GAAP total debt and net debt
We define non-GAAP total debt as the sum of current portion of long-term debt and other debt and long-term debt. We define net debt as the difference between non-GAAP total debt less cash and cash equivalents. The company believes that this non-GAAP information is useful to assist investors and management in analyzing the company’s liquidity.
Non-GAAP diluted earnings per common share outlook
These non-GAAP measures represent our earnings per common share outlook for the first quarter of 2025 and total year 2025 on a fully diluted basis, excluding certain acquisition and integration costs, acquired intangible asset amortization for all acquisitions and FLIR acquisition-related tax matters.
Non-GAAP cash provided by operations and free cash flow
We define free cash flow as cash provided by operating activities (a measure prescribed by GAAP) less capital expenditures for property, plant and equipment. We believe that this non-GAAP information is useful to assist management and the investment community in analyzing the company’s ability to generate cash flow.
Non-GAAP line items used in tables
Management excludes the effect of each of the acquisition-related items identified below to arrive at the applicable non-GAAP financial measure referenced in the tables for the reasons set forth below with respect to that item:
•Acquired intangible asset amortization – We believe that excluding the amortization of acquired intangible assets, which primarily represents purchased technology and customer relationships, as well as purchase order and contract backlog, provides an alternative way for investors to compare our operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. However, we note that companies that grow internally will incur costs to develop intangible assets that will be expensed in the period incurred, which may make a direct comparison more difficult.
•Non-cash trademark impairments - Included in selling, general and administrative expenses is non-cash trademark impairment expense. Similar to the amortization of acquired intangible assets, we believe excluding the non-cash trademark impairments provides an alternative way for investors to compare our operations.
•Transaction and integration costs – Included in our GAAP presentation of cost of sales and selling, general and administrative expenses are substantial expenses (or benefits) incurred with acquisitions and primarily include legal, accounting, other professional fees as well as integration-related costs such as employee separation costs, facility consolidation costs and facility lease impairments. Employee separation costs include required change-in-control payments, cash settlement of employee and director stock awards, as well as other employee severance amounts. We exclude these costs from our non-GAAP measures because we believe it does not reflect our ongoing financial performance.
•FLIR acquisition-related tax matters – Included in our tax provision is post-acquisition interest on certain income tax reserves related to FLIR, as well as the tax benefits or costs related to the settlement or other resolution of the FLIR tax reserves. We exclude these impacts from our non-GAAP measures because we believe it does not reflect our ongoing financial performance.